Exhibit 99.1

OvaScience Announces Agreement for $35 Million Private Placement

BOSTON, Mass., March 13, 2013 — OvaScience, (OTC: OVSC), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today announced the execution of a securities purchase agreement with certain institutional and accredited investors providing for a private placement, or PIPE, financing. New investors in this financing include Adage Capital Management, Deerfield Management Company, EcoR1 Capital Fund, Jennison Associates L.L.C (on behalf of fund clients) and other institutional investors. Upon the closing of the PIPE financing, OvaScience will receive gross proceeds of approximately $35 million resulting from the sale and issuance of 3,888,880 shares of its common stock at a purchase price of $9.00 per share.

The PIPE financing, which is expected to close on March 18, 2013, is subject to the satisfaction of certain customary closing conditions contained in the securities purchase agreement. The Company intends to use the aggregate net proceeds of the PIPE financing primarily to support the development and commercialization of its fertility treatment approaches and for other general corporate purposes. Leerink Swann LLC served as lead placement agent for the PIPE financing.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About OvaScience

OvaScience (OTC: OVSC) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility. The Company’s patented technology is based on the discovery of egg precursor cells (EggPC), which are found in the ovaries. By applying proprietary technology to identify and purify EggPCs, AUGMENT aims to improve egg quality and increase the success of in vitro fertilization (IVF). OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

Any statements in this press release regarding OvaScience’s future expectations, plans and prospects, including whether and when the private placement will close, and other statements containing the words “believes,” “intends,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including risks relating to OvaScience’s inability, or the inability of the investors in the private placement, to satisfy the conditions to closing for the PIPE financing and other factors discussed in the “Risk Factors” section of OvaScience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other filings that OvaScience periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent OvaScience’s views as of the date of this press release. While OvaScience may elect to update these forward-looking statements at some point in the future, OvaScience expressly disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing OvaScience’s views as of any date subsequent to the date of this press release.